SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2016

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On February 15, 2016, we entered into an agreement with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (the “Purchasers”) with respect to amending the terms of Series E Common Stock Purchase Warrants issued February 27, 2015 (the “Warrants”). Pursuant to the agreement, we agreed to extend the term of the Warrants to August 27, 2016. Each of these parties holds Warrants to acquire an aggregate of 8,333,333 shares of our common stock. The Purchasers agreed to promptly exercise sufficient Warrants such that each Purchaser (together with its Affiliates) shall thereafter be the beneficial owner of 9.98% of the outstanding shares of GeoVax (the “Minimum Purchase”). In connection with all exercises of the Warrants, we agreed to the payment to each Purchaser of a warrant exercise fee of $0.02916 per share for each share purchased upon exercise of the Warrants.

The warrant exercise fee above will be paid three (3) business days after we receive the cash proceeds of the Minimum Purchase and within three (3) business days after we receive the cash proceeds from additional Warrants exercised by them.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the agreement is attached as an exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entity. As noted, on February 15, 2016, the Purchasers agreed to exercise Warrants to purchase, in the aggregate, 3,664,588 shares of our common stock, $0.001 par value. The common stock was offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreed upon issuance of the common stock was not registered under the Securities Act and the common stock may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. The resale of the common stock by the Purchasers is currently covered by an effective registration statement on Form S-1 (Registration Statement No. 333-202897).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01            Financial Statements and Exhibits

The following exhibit is filed with this Current Report:

10.1	Form of Agreement to Amend and Exercise Series E Warrants and Related Matters dated February 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2016

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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